UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of Earliest Event Reported)
November 7, 2017

GGP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices)  (Zip Code)

(312) 960-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sales of Equity Securities.
On October 25, 2017, Abu Dhabi Investment Authority ("ADIA") exercised 5,549,327 warrants (the “Warrants”) to purchase common stock, par value $0.01 per share ("Common Stock"), of GGP Inc., a Delaware corporation (the "Company"), using the net share settlement method, as set forth in the table below. On October 30, 2017, the Warrants exercised by ADIA were settled in accordance with the terms of the Warrant Agreement and 4,314,330 shares of Common Stock were issued to ADIA. The Company withheld 2,896,465 shares of Common Stock, valued at the closing price for the Common Stock on October 25, 2017 of $20.60, to satisfy the aggregate exercise price.
On November 2, 2017, The Northern Trust Company as custodian for the Future Fund Board of Guardians ("Future Fund") exercised 8,258,881 Warrants to purchase Common Stock of the Company, using the full share settlement method, as set forth in the table below. On November 7, 2017, the Warrants exercised by Future Fund were settled in accordance with the terms of the Warrant Agreement and 10,731,589 shares of Common Stock were issued to Future Fund.

Holder	Warrants Exercised	Shares of Common Stock Underlying Warrants	Exercise Price Per Share	Settlement Method	Shares of Common Stock Received	Aggregate Exercise Price
ADIA	5,549,327	7,210,795	$8.2747	Net Share	4,314,330	n/a
Future Fund	8,258,881	10,731,589	$8.2747	Full Physical	10,731,589	$88,800,687.54

The shares of Common Stock were issued in transactions made in reliance on Section 4(a)(2) of the Securities Act of 1933 in that they did not involve any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GGP INC.

	By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President and Secretary

Date: November 7, 2017